FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact: Mel Stephens (248) 447-1624 Investor Contact: Ed Lowenfeld (248) 447- 4380

Lear Reports Strong First Quarter 2013 Financial Results

and Enters into Agreement for $800 Million

Accelerated Share Repurchase Program

SOUTHFIELD, Michigan, April 25, 2013 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the first quarter. Highlights include:

•	Net sales of $3.9 billion, up 8%

•	Core operating earnings of $201 million, up 3%

•	Adjusted earnings per share of $1.30

•	Record quarterly sales and earnings in EPMS; 14th consecutive quarter of year-over-year margin improvement

•	Increased liquidity by $1 billion through bond issuance and increased revolver

•	Increased share repurchase authorization by $1.55 billion

•	Entered into agreement for $800 million Accelerated Share Repurchase program

•	Increased quarterly dividend by 21% to $0.17 per share

•	Completed divestiture of non-core IAC equity interest

Business Conditions

In the first quarter, global industry vehicle production decreased 1% from a year ago; down 8% in Europe, up 12% in China and up 1% in North America.

“Lear had another quarter of strong operating performance,” said Matt Simoncini, Lear’s president and chief executive officer. “We are following a balanced approach of investing in our business and maintaining a strong and flexible balance sheet while returning excess cash to shareholders. During the quarter, we took several actions to improve our capital structure and financial flexibility. Additionally, we have significantly increased our dividend, as well as the size and pace of our share repurchase program.”

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First Quarter 2013 Financial Results

For the first quarter of 2013, Lear reported net sales of $3.9 billion, core operating earnings of $201 million, net income of $109 million, diluted earnings per share of $1.13 and adjusted earnings per share of $1.30. This compares with net sales of $3.6 billion, core operating earnings of $195 million, net income of $134 million, diluted earnings per share of $1.32 and adjusted earnings per share of $1.38 in the first quarter of 2012. A reconciliation of core operating earnings to pretax income before equity income and adjusted earnings per share to diluted net income per share attributable to Lear, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 3% to $2.9 billion, and adjusted segment earnings were $164 million or 5.6% of sales. Earnings decreased from last year, reflecting lower production in Europe, the impact of key program changeovers and increased product and facility launch costs in South America. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Our Electrical Power Management Systems segment achieved record quarterly sales and earnings. Net sales grew by 25% to $1.0 billion, driven primarily by the addition of new business and higher production on key platforms. Adjusted segment earnings were $90 million or 8.7% of sales. Earnings increased from last year, reflecting the increase in sales, as well as improved operating efficiencies. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the first quarter of 2013, free cash flow was a use of $28 million, and net cash provided by operating activities was $64 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Share Repurchase Program

In January 2013, the Company’s Board of Directors approved an $800 million increase to its share repurchase authorization, bringing the total authorization since the program began to $1.5 billion. During the first quarter of 2013, Lear repurchased 3.7 million shares of its common stock for a total of $200 million. Since initiating the share repurchase program in early 2011, Lear has repurchased 15.2 million shares of its common stock at a cost of $702 million.

In April 2013, the Company’s Board of Directors authorized an additional $750 million in share repurchases, bringing the total available repurchase authorization to $1.55 billion. Including $702 million of share repurchases to date and the $1.55 billion in available repurchase authorization, the Board has authorized $2.25 billion in share repurchases since the first quarter of 2011. The available repurchase authorization reflects approximately one-third of Lear’s present market capitalization.

Accelerated Share Repurchase Program

Today, Lear entered into an agreement with Citibank, N.A. to repurchase $800 million of its common stock under an accelerated share repurchase (ASR) program. Lear will acquire these shares under the previously announced share repurchase program.

Under the ASR agreement, Lear will fund $800 million and retire approximately 12 million shares within the next week. The specific number of shares Lear will ultimately repurchase under the ASR will be based on the daily volume weighted average price of Lear’s common stock during the term of the agreement. The transaction will be funded with cash on hand and is expected to be completed within 11 months.

Full Year 2013 Financial Outlook

Lear’s financial outlook for 2013 remains unchanged.

Net sales are expected to be $15.0 to $15.5 billion, and core operating earnings are expected to be $725 to $775 million. Free cash flow in 2013 is expected to be approximately $275 million, and interest expense in 2013 is expected to be approximately $80 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $650 to $700 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $195 to $210 million, resulting in an effective tax rate of approximately 30%. Adjusted net income attributable to Lear is expected to be in the range of $420 to $455 million.

Pretax operational restructuring costs in 2013 are estimated to be about $50 million. Adjusted capital spending in 2013 is estimated to be approximately $450 million. Depreciation and amortization expense is estimated to be about $285 million in 2013.

Key assumptions for our 2013 financial outlook include industry vehicle production of 16.1 million units in North America, up 3% from the prior outlook, 19.1 million units in Europe and Africa, up 1% from the prior outlook, and 18.8 million units in China, up 1% from the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.30/Euro.

Webcast Information

Lear will webcast a conference call to review the Company’s first quarter 2013 financial results and related matters on April 25, 2013, at 9:00 a.m. Eastern Daylight Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until May 9, 2013, with a Conference I.D. of 25696632.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 113,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	March 30, 2013	March 31, 2012

Net sales	$3,947.1	$3,644.0

Cost of sales	3,634.7	3,334.2
Selling, general and administrative expenses	129.6	116.1
Amortization of intangible assets	8.6	6.9
Interest expense	16.7	12.5
Other expense, net	10.7	0.3

Consolidated income before income taxes and equity in net income of affiliates	146.8	174.0
Income taxes	37.9	39.3
Equity in net income of affiliates	(8.0)	(9.7)

Consolidated net income	116.9	144.4
Net income attributable to noncontrolling interests	8.4	10.3

Net income attributable to Lear	$108.5	$134.1

Diluted net income per share attributable to Lear	$1.13	$1.32

Weighted average number of diluted shares outstanding	95.9	101.9

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	March 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,601.3	$1,402.2
Accounts receivable	2,438.0	2,040.7
Inventories	793.4	727.1
Other	703.6	703.5

	5,536.3	4,873.5

Long-Term:
PP&E, net	1,423.7	1,403.1
Goodwill	741.5	746.5
Other	1,122.7	1,171.0

	3,287.9	3,320.6

Total Assets	$8,824.2	$8,194.1

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,491.1	$2,233.0
Accrued liabilities	1,072.9	983.9

	3,564.0	3,216.9

Long-Term:
Long-term debt	1,056.8	626.3
Other	717.6	738.7

	1,774.4	1,365.0

Equity	3,485.8	3,612.2

Total Liabilities and Equity	$8,824.2	$8,194.1

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Net Sales
Europe and Africa	$1,525.9	$1,505.4
North America	1,510.6	1,389.8
Asia	670.4	573.6
South America	240.2	175.2

Total	$3,947.1	$3,644.0

Content Per Vehicle [1]
Europe and Africa	$311	$283
North America	$379	$351

Free Cash Flow [2,3]
Net cash provided by operating activities	$63.8	$4.2
Adjusted capital expenditures	(91.6)	(69.3)

Free cash flow	$(27.8)	$(65.1)

Depreciation and Amortization	$66.4	$53.7

Diluted Shares Outstanding at end of quarter [4]	93,405,933	101,273,877

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$146.8	$174.0
Interest expense	16.7	12.5
Other expense, net	10.7	0.3

Pretax income before equity income, interest and other expense	174.2	186.8
Restructuring costs and other special items -
Costs related to restructuring actions	18.4	4.1
Costs related to proxy contest	2.6	—
Acquisition and other related costs	—	1.2
Losses and incremental costs, net of insurance recoveries, related to the destruction of assets	5.8	0.6
Other	—	2.6

Core Operating Earnings	$201.0	$195.3

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$108.5	$134.1
Restructuring costs and other special items -
Costs related to restructuring actions	18.4	4.0
Costs related to proxy contest	2.6	—
Acquisition and other related costs	—	1.2
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	5.8	(1.0)
Loss on redemption of bonds	3.6
Other	—	2.6
Tax impact of special items and other net tax adjustments [5]	(14.5)	(0.3)

Adjusted net income attributable to Lear	$124.4	$140.6

Weighted average number of diluted shares outstanding	95.9	101.9

Diluted net income per share attributable to Lear	$1.13	$1.32

Adjusted earnings per share	$1.30	$1.38

[1]	Content Per Vehicle for 2012 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Adjusted capital expenditures represent capital expenditures of $98.7 million and $70.3 million in 2013 and 2012, respectively, net of related insurance proceeds of $7.1 million and $1.0 million in 2013 and 2012, respectively.

[4]	Calculated using stock price at end of quarter.
[5]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Adjusted Segment Earnings

Seating
Net sales	$2,911.7	$2,813.8

Segment earnings	$141.4	$185.8
Costs related to restructuring actions	16.6	2.7
Losses and incremental costs related to the destruction of assets	5.8	—
Other	—	0.3

Adjusted segment earnings	$163.8	$188.8

Electrical Power Management Systems
Net sales	$1,035.4	$830.2

Segment earnings	$89.0	$52.6
Costs related to restructuring actions	0.7	1.2

Adjusted segment earnings	$89.7	$53.8